Exhibit 1(a)

GENERAL MOTORS ACCEPTANCE CORPORATION

Underwriting Agreement

Standard Provisions (Debt Securities)

Dated September 2, 2003

GENERAL MOTORS ACCEPTANCE CORPORATION

Form of Underwriting Agreement

Standard Provisions (Debt Securities)

Dated September 2, 2003

From time to time, General Motors Acceptance Corporation (the “Corporation”), a Delaware corporation, may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

I.

The Corporation proposes to issue from time to time debt securities (the “Securities”) to be issued pursuant to the provisions of the Indenture dated as of July 1, 1982, as amended, between the Corporation and Citibank, N.A., as Trustee. The Securities will have varying designations, maturities, rates and times of payment of interest, selling prices and redemption terms.

The Corporation has filed with the Securities and Exchange Commission (the “Commission”) a registration statement including a prospectus relating to the Securities and has filed with, or mailed for filing to, the Commission a prospectus supplement specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933. The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement specifically relating to the Securities, as filed electronically with, or mailed for filing to, the Commission pursuant to Rule 424. The term Preliminary Prospectus means a preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “Preliminary Prospectus” shall include in each case the material, if any, incorporated by reference therein.

The term Underwriters’ Securities means the Securities to be purchased by the Underwriters herein. The term Contract Securities means the Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

II.

If the Prospectus provides for sales of Securities pursuant to delayed delivery contracts, the Corporation hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto (“Delayed Delivery Contracts”) but with such changes therein as the Corporation may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Corporation and of the types set forth in the Prospectus. On the Closing Date (as herein defined), the Corporation will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

If the Corporation executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter’s name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Corporation.

III.

The Corporation is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters’ Securities as soon after this Agreement is entered into as in the Manager’s judgment is advisable. The terms of the public offering of the Underwriters’ Securities are set forth in the Prospectus.

IV.

Payment for the Underwriters’ Securities shall be made by wire transfer of immediately available funds, to the account specified by the Corporation to the Manager, on the Closing Date at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters’ Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters’ Securities are herein referred to as the Closing Date.

V.

The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, no proceedings for such purpose shall be pending before or threatened by the Commission, there shall have been no material adverse change (not in the ordinary course of business) in the financial condition of the Corporation and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus and the representations and warranties of the Corporation in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date; and the Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer, including without limitation the Vice President—Global Borrowings of the Corporation(acting on behalf of the Corporation and without personal liability), to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

(b) The Manager shall have received on the Closing Date an opinion of the Assistant General Counsel of, or counsel to, the Corporation, dated the Closing Date, to the effect set forth in Exhibit A.

(c) The Manager shall have received on the Closing Date an opinion of counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit B.

(d) The Manager shall have received on the Closing Date a letter dated the Closing Date in form and substance satisfactory to the Manager, from Deloitte & Touche, independent accountants, containing statements and information of the type ordinarily included in the accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

VI.

In further consideration of the agreements of the Underwriters contained in this Agreement, the Corporation covenants as follows:

(a) To furnish the Manager, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents filed by the Corporation with the Commission subsequent to the date of the Prospectus, pursuant to the Securities Exchange Act of 1934, which are to be incorporated by reference in the Prospectus.

(b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

(c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(d) To promptly advise the Manager of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Manager may designate.

(f) To make generally available to the Corporation’s security holders as soon as practicable an earnings statement covering a twelve month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933.

VII.

The Corporation represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the registration statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Corporation in writing by any Underwriter expressly for use therein.

The Corporation agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus if used within the period set forth in paragraph (c) of Article VI hereof (and as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Corporation by any Underwriter expressly for use therein; provided that the foregoing indemnity with respect to any Preliminary Prospectus or Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto), was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities unless such failure is the result of noncompliance by the Corporation with its obligations under Article VI(c) hereof.

Each Underwriter severally agrees to indemnify and hold harmless the Corporation, its directors, its officers who sign the Registration Statement and any person controlling the Corporation to the same extent as the foregoing indemnity from the Corporation to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided, however, that in the event the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel related to the proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to employ counsel satisfactory to the indemnified party pursuant to the next preceding sentence. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Corporation in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in this Article VII is unavailable to an indemnified party under the second or third paragraphs hereof or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Corporation bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Corporation on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Corporation and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Article VII are several, in proportion to the respective principal amounts of Securities purchased by each of such Underwriters, and not joint.

The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Corporation in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Corporation, its directors or officers or any person controlling the Corporation and (iii) acceptance of any payment for any of the Securities.

VIII.

The Manager on behalf of the Underwriters may terminate this Agreement (upon consultation with the Corporation) at any time prior to the time on the Closing Date at which payment would otherwise be due under this Agreement to the Corporation if, in the opinion of the Manager, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in their view will have a materially adverse effect on the success of the offering and distribution of or a secondary market for the offered Securities. In the event of any such termination and after consultation with the Corporation, the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement without liability on the part of any Underwriter or on the part of the Corporation and each party will pay its own expenses.

IX.

If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Corporation to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Corporation shall be unable to perform its obligations under this Agreement, the Corporation will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

UNDERWRITING AGREEMENT

, 20

General Motors Acceptance Corporation

767 Fifth Avenue

New York, NY 10153

Dear Sirs:

We (the “Underwriters”) understand that General Motors Acceptance Corporation, a Delaware corporation (the “Corporation”), proposes to issue and sell $             aggregate principal amount of         %                      Due                              (the “Securities”). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Corporation hereby agrees to sell and we agree to purchase, severally and not jointly, the principal amounts of such Securities set forth below opposite our names at         % of their principal amount and accrued interest, if any, from                             , 20     to the date of payment and delivery:

Name of Underwriter		Principal Amount

$

The Underwriters will pay for such Securities upon delivery thereof at the offices of                                                   at 10.00 A.M. (New York time) on                             , 20    , or at such other time, not later than                             , 20    , as shall be designated by the Manager. The Securities shall have the terms set forth in the Corporation’s Prospectus Supplement dated                             , 20     relating to the Securities and the Prospectus dated                             , 20     particularly as follows.

Maturity:

Interest Rate:

Interest Payment Dates:

Redemption Provisions:

Other Principal Terms:

All the provisions contained in the document entitled General Motors Acceptance Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated                                      a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. The term “Manager” as used therein, for purposes of this Agreement, means [name of Underwriter].

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

Very truly yours, [Name of Underwriter] On behalf of itself and the other Underwriters named heretofore

By:

Accepted

General Motors Acceptance Corporation

By:

2

Schedule I

DELAYED DELIVERY CONTRACT

Dear Sirs:

The undersigned hereby agrees to purchase from General Motors Acceptance Corporation, a Delaware corporation (the “Corporation”), and the Corporation agrees to sell to the undersigned $             principal amount of the Corporation’s [state title of issue] (the “Securities”), offered by the Corporation’s Prospectus dated                             , 20     and Prospectus Supplement dated                             , 20    , receipt of copies of which are hereby acknowledged, at a purchase price of         % of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

The undersigned will purchase from the Corporation Securities in the principal amounts and on the delivery dates set forth below:

Delivery Date		Principal Amount	Plus Accrued Interest From:
$
$
$

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date.”

Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Corporation or its order by certified or official bank check in New York Clearing House funds at the office of                                     , New York, N.Y., at 10.00 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Corporation not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Corporation shall have sold, and delivery shall have taken place to the underwriters (the “Underwriters”) named in the Prospectus Supplement referred to above, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Corporation will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Corporation delivered to the Underwriters in connection therewith.

Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

If this contract is acceptable to the Corporation it is requested that the Corporation sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Corporation and the undersigned when such counterpart is so mailed or delivered. This contract shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
(Purchaser)

By:
Title:

(Address)

Accepted General Motors Acceptance Corporation

By:

Title:

2

PURCHASER — PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)

Name	Telephone No. (Including Area Code)	Department

3

EXHIBIT A

OPINION OF ASSISTANT GENERAL COUNSEL OF,

OR COUNSEL TO, THE CORPORATION

The opinion of the Assistant General Counsel of, or counsel to, the Corporation, to be delivered pursuant to Article V, paragraph (b) of the document entitled General Motors Acceptance Corporation Underwriting Agreement Standard Provisions (Debt Securities) shall be to the effect that:

(i)       the Corporation is validly existing as a corporation and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified or be in good standing, individually or in the aggregate, would not have a material adverse effect on the Corporation and its subsidiaries taken as a whole;

(ii)      the Indenture has been duly authorized, executed and delivered by the Corporation is a valid and binding agreement of the Corporation and has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”);

(iii)     the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreementor by institutional investors, if any, pursuant to Delayed Delivery Contracts, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Corporation, assuming the due authorization, execution and delivery by the Trustee of the Indenture and the due authentication and delivery of the Securities by the Trustee in accordance with the Indenture;

(iv)     the Underwriting Agreement has been duly authorized, executed and delivered by the Corporation;

(v)      the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Corporation and are valid and binding agreements of the Corporation;

(vi)     no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Corporation for the issuance of the Securities in accordance with the Indenture or the sale of the Securities in accordance with the Underwriting Agreement and the Delayed Delivery Contracts, if any, other than the registration of the Securities under the Securities Act, qualification of the Indenture under the TIA, the listing of the Securities and compliance with any laws of any foreign jurisdiction or the statesecurities or “blue sky” laws of various jurisdictions;

(vii)    the execution and delivery of the Indenture and the Delayed Delivery Contracts, if any, the issuance of the Securities in accordance with the Indenture and the sale of the Securities pursuant to the Underwriting Agreement and the Delayed Delivery Contracts, if any, do not and will not contravene any provision of applicable law (except such counsel need not express any opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of any indemnification or contribution provisions would be permitted) or result in any violation by the Corporation of any of the terms or provisions of the Certificate of Incorporation or By-Laws of the Corporation or of any material indenture, mortgage or other agreement or instrument known to such counsel, by which the Corporation is bound (except that such counsel need not express any opinion as to compliance with any financial tests or cross-default provision in any such agreement);

(viii)   the statements in the Prospectus under “Description of the Debt Securities” insofar as such statements constitute summariesof the documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such documents and proceedings; and

(ix)     each document, if any, filed pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) (except as to financial statements contained therein, as to which such counsel need not express any opinion) and incorporated by reference in the Prospectus complied when so filed, or at the time of any amendment, as to form in all material respects with the Exchange Act and the rules and regulations thereunder. Except as set forth in paragraph (viii) above, such counsel need not make any representation that such counsel has independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement or the Prospectus were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair (including the actions described in the next paragraph). Such counsel has participated in the preparation of the Registration Statement and the Prospectus. During the course of such preparation, such counsel has examined various documents, including those listed at the beginning of this letter, and has participated in various conferences with the representatives of and other counsel of the Corporation, and with representatives of the independent accountants for the Corporation and representatives of and counsel to the underwriters, at which conferences the contents of the Registration Statement and the Prospectus (and the documents incorporated therein by reference) were reviewed and discussed. Based on such counsel’s participation in the conference and discussions identified above, such counsel’s understanding of applicable law and the experience that such counsel has gained in the practice thereunder, and relying as to factual matters to the extent deemed appropriate by such counsel upon the representations and statements of officers and other representatives of the Corporation, such counsel advises that no fact came to such counsel’s attention to cause such counsel to conclude that (i) the Registration Statement, on its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements thereinnot misleading, (ii) the Prospectus, as of its date, or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-3, except for, in each case, financial statements and schedules and other financial and statistical and similar data and information included therein or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any opinion.

2

EXHIBIT B

OPINION OF COUNSEL FOR THE UNDERWRITERS

The opinion of counsel for the Underwriters, to be delivered pursuant to Article V, paragraph (c) of the document entitled General Motors Acceptance Corporation Underwriting Agreement Standard Provisions (Debt Securities) shall be to the effect that (i) the Indenture has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation and has been duly qualified under the Trust Indenture Act of 1939, (ii) the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters or by institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Corporation, (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Corporation, (iv) the statements in the Prospectus under “Description of the Securities”, “Plan of Distribution” and “Underwriting”, insofar as such statements constitute a summary of the documents or proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings, and (v) such counsel (1) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements contained therein, as to which such counsel need not express an opinion), comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder and (2) believes that (except for the financial statements contained therein, as to which such counsel need not express any belief) the Registration Statement and the Prospectus as of the date of the Underwriting Agreement did not, and the Prospectus, as amended or supplemented, it applicable, on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading provided that such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof, but is without independent check or verification except as specified.

EXHIBIT C

GENERAL MOTORS ACCEPTANCE CORPORATION DEBT SECURITIES

Terms Agreement

20

General Motors Acceptance Corporation

767 Fifth Avenue

New York, New York 10153

Attention:

The undersigned agrees to purchase the following principal amount of Debt Securities: $

The terms of such Debt Securities shall be as follows:

Interest Rate: .............................................................................................................................................................

Date of Maturity: .......................................................................................................................................................

Initial Offering Price: ...............................................................................................................................................	%

Purchase Price: .........................................................................................................................................................	% of Principal

Amount Settlement Date, Time and Place ..............................................................................................................

(Any other terms and conditions agreed to by such Underwriter(s) and General Motors Acceptance Corporation)

(Name of Underwriter)

By:

Accepted

General Motors Acceptance Corporation

By:

Title: